© 2023 Texas Capital Bank Member FDIC January 18, 2022 Q4-2022 Earnings

2 Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, TCBI’s financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans. Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Several factors, many of which are beyond management’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, but are not limited to, credit quality and risk, the unpredictability of economic and business conditions that may impact TCBI or its customers, the COVID-19 pandemic, the Company’s ability to effective manage its liquidity risk and any growth plans and the availability of capital and funding, the Company’s ability to effectively manage information technology systems, cyber incidents or other failures, disruptions or security breaches, interest rates, commercial and residential real estate values, adverse or unexpected economic conditions, including inflation, recession, the threat of recession, and market conditions in Texas, the United States or globally, including governmental and consumer responses to those economic and market conditions, fund availability, accounting estimates and risk management processes, the transition away from the London Interbank Offered Rate (LIBOR), legislative and regulatory changes, ratings or interpretations, business strategy execution, the failure to identify, attract and retain key personnel, increased or expanded competition from banks and other financial service providers in TCBI’s markets, the failure to maintain adequate regulatory capital, environmental liability associated with properties related to TCBI’s lending activities, and severe weather, natural disasters, acts of war, terrorism, global conflict or other external events, climate change and related legislative and regulatory initiatives. These and other factors that could cause actual results for TCBI on a consolidated basis to differ materially from those described in the forward-looking statements, including a discussion of the risks and uncertainties that may affect TCBI’s business, can be found in TCBI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other documents and filings with the SEC. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

3 Serving strong core Texas markets with expanded coverage and a complete set of capabilities Improving client relevance and diversifying our revenue base Attracting high-quality talent with significant experience Our Distinct Opportunity Operating from a de-risked position of financial strength

4 Foundational Tenants of Value Creation in Place Financial Priorities Described 9/1/2021 Building Tangible Book Value // Reinvesting organically generated capital to improve client relevance and create a more valuable franchise Investment // Re-aligning the expense base to directly support the business and investing aggressively to take advantage of market opportunities that we are uniquely positioned to serve Revenue Growth // Growing top- line revenue as a result of expanded banking capabilities for best-in-class clients in our Texas and national markets Flagship Results Proactive, disciplined engagement with the best clients in our markets to provide the talent, products, and offerings they need through their entire life-cycles Structurally higher, more sustainable earnings driving greater performance and lower annual variability Consistent communication, enhanced accountability, and a bias for action ensure execution and delivery Commitment to financial resilience allowing us to serve clients, access markets, and support communities through all cycles Higher quality earnings and a lower cost of capital drive a significant expansion in incremental shareholder returns

Wholesale Business Transformation Over Two Years

Addressed Key Challenges Identified During 2021 Strategic Update

Prior Challenges Identified	Current Positioning
Limited Fee Income & Unfocused Loan Growth Narrow product offerings and low client relevance led to overdependence on loan growth to drive earnings	✓ Fee income in areas of focus up 68% compared to 2020; loan portfolio increasingly weighted towards best-in-class Texas based clients with C&I loans[1] up $3.3 billion, or 48% over the same period ✓ Full Year IB and Trading Income up 43%; strong momentum entering 2023 with highest fee quarter for the Investment Bank in Q4 2022
Funding Strategy Overreliance on disconnected, high-cost, high-beta national deposit verticals created earnings volatility	✓ Rationalized national deposit verticals in 2021, resulting in ~$15 million of released expense reinvested into client-facing Treasury professionals and platform enhancements ✓ Proactive $6.8 billion, or 70%, reduction of 100% beta indexed deposits since Q4 2020
Lower-than-Peer Capital Ratios Utilizing leverage to drive financial performance limited ability to proactively manage capital	✓ Through a combination of capital raises, accretive divestitures, and enhanced capital management, CET1 increased to top decile in peer group[2]; repurchased 4% of 2020 shares outstanding ✓ Financially resilient balance sheet allows us to serve clients thru-cycle; Allowance for credit losses on loans to non-accrual LHI is 5.2x compared to 2.1x at the end of 2020
Misallocated Expenses Legacy investment agenda not connected to strategy and lacked scalability due to operational silos	✓ ~$175 million, run rate expenses unlocked since Jan '21 with proceeds reinvested directly against defined strategy; 60% of total expense base aligned to our people in 2022 compared to 48% in 2020 ✓ Focused spend in technology and infrastructure improvements are yielding improved client experience and early operating efficiencies
Cyclical Portfolio Concentrations Poor client selection led to sizeable credit losses and larger holds drove overexposure in less desirable sectors	✓ Divested disconnected assets, Correspondent Lending and BankDirect, and built mortgage warehouse lending into a full-service Mortgage Finance business via product and service expansion ✓ Recent and expected growth consistent with Texas Capital's desired best-in-class client focus
Operating Model Not Ready for Scale A siloed mindset and inflexible organizational structure limited our ability to be prepared for the next phase of growth	✓ Highly differentiated coverage model better aligns banker, product, and service expertise utilized by specific client types ✓ Expanded Treasury Solutions, a holistic Private Wealth offering, and unique Investment Banking capabilities, allows us to serve clients through the entirety of their life cycle

Strategic Foundation in Place | Pivoting Focus to Financial Performance

Key Metrics	TCBI Q4 2020	TCBI Q4 2022	Peer Group[2]
Book Value per Share	$53.92	$56.48	
Tangible Book Value per Share[3]	$53.57	$56.45	
Tangible Book Value per Share[3] Growth		5.4%	(7.8%)
Capital: *Highest level in 20 years*			
CET1 Ratio	9.4%	13.0%	11.0%
Total Risk-Based Capital	12.1%	17.7%	13.1%
Total Common Equity / Total Assets	7.2%	9.7%	9.6%
Tangible Common Equity / Tangible Assets[4]	7.2%	9.7%	6.8%
Liquidity Profile: *Well-positioned; In excess of internal targets*			
Cash & Securities / Total Assets	33%	30%	25%
Loan / Deposit	80%	85%	82%
Loan Portfolio: *Executing commercial strategy; Differentiated relative to peers*			
C&I Loans[1] / Total LHI	28%	52%	18%
Deposits: *Refocused*			
Non-Interest Bearing Deposits, excl MF[5] / Total Deposits	16%	26%	--
Indexed Deposits / Total Deposits	32%	13%	--

Texas Capital Bancshares, Inc.

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Changes in Balance Sheet Composition



Q4 2020
Q4 2022
Period End LHI Trends
$24.4 Billion
Insurance Premium Finance Loans 9%
PPP 2% $0.6B
$2.2B
$6.8B
C&I Loans[1] 28%
$9.1B
$5.8B
Mortgage Finance Loans 37%
Real Estate Loans 24%
$19.3 Billion
C&I Loans[1] 52%
$10.1B
$4.1B
Mortgage Finance Loans 21%
$5.2B
Real Estate Loans 27%
Period End Deposit Trends
$31.0 Billion
Interest Bearing 27%
Non-interest Bearing, excl Mortgage Finance 16%
$8.5B
$4.9B
$9.8B
$7.8B
Indexed 32%
Mortgage Finance Non-interest Bearing 25%
$22.9 Billion
Interest Bearing 45%
Non-interest Bearing, excl Mortgage Finance 26%
$10.3B
$6.0B
$3.0B
$3.6B
Indexed 13%
Mortgage Finance Non-interest Bearing 16%

- Two years into the balance sheet transformation investments to support the development of a C&I offering have begun to optimize the business mix
  - Portfolio concentrations de-risked through proactive exits and focused calling efforts on best-in-class Texas-based clients
  - C&I Loans[1] comprise 52% of total loans, an increase of $3.3 billion, or 48% since Q4 2020
- Adherence to defined operating routines continuing to improve capital efficiency through consistent emphasis on client relevance. Q2 through Q4 2022, **75% of commitments** reviewed by the Balance Sheet Committee **involved Treasury or other non-loan products**
- Sustained focus on earning the right to be our client's primary treasury bank, which will over time continue to build the deposit base consistent with TCBI's long-term strategy
  - Excluding Mortgage Finance deposits, full year average **operating deposits are up 15%**
- Deliberate reduction in highest cost, highest beta, shortest duration deposit sources; **indexed deposits are down $6.8 billion from 32% of total deposits in Q4 2020, to 13% at Q4 2022**
  - Inside of our published target of <15%

Texas Capital Bancshares, Inc.

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Capabilities to Deliver Structurally Higher, More Sustainable Earnings

Adapted the Coverage Model

1.9x new client facing professionals excluding BDCF, across defined industry and geographic coverage

Expanded the Product Set

More than 20 new Investment Banking, Treasury Management, and Private Wealth-related services supporting our stated focus of being relevant to clients beyond with simply the loan product

Focused Technology Investment

Developed market-leading, cloud-native software including:

- Texas Capital Initio™, the Firm's proprietary account opening and onboarding solution
- Texas Capital CoreTex™, our modern and API-driven services platform
- Texas Capital C360™, a cross-LOB operations management system; and,
- DaaS, a completely modernized cloud-based data platform

2020 Revenue Contributions ($M)



Net Interest Income, excl MCA[6] $821.1
Fee Income, excl MCA[6] $103.7
MCA[6] $129.5
Other Fee Income $56.3
Treasury Product Fees[7] $14.7
Investment Banking Income $22.7
Wealth Income $10.0

2022 Revenue Contributions ($M)



Net Interest Income $875.8
Fee Income $101.0
Gain on Sale of BDCF $248.5
Other Fee Income $21.5
Treasury Product Fees[7] $29.4
Investment Banking Income $35.1
Wealth Income $15.0

2021 & 2022 Accomplishments

2020	Treasury Solutions	Investment Banking	Private Wealth	Year End 2022	2025
Core Treasury Platform	✓ Enhanced Wire Platform	✓ M&A Advisory	✓ Online Banking Portals	**Product Build Largely Complete; Focus is on Driving Scale**	**Full Suite of Highly Integrated Products**
Loan Syndications	✓ API Integration	✓ Capital Markets	✓ Alternative Investments		
Swaps	✓ Mixed Payments File	✓ Corporate Sales & Trading	✓ Family Governance		
	✓ Zelle P2P & Small Business	✓ MBS Hedging & Pool Trading	✓ Insurance		
	✓ Small Business Solution	✓ Gestation Financing	✓ Brokerage Services		
	✓ Expanded Merchant Offering	✓ Whole Loan Trading	✓ Outsourced DAF		
	✓ 360° Client Relationship Portal	✓ Rates & Forex Hedging	✓ Portfolio Mortgage Program		
	✓ Healthcare Revenue Cycle Management	✓ Financial Sponsors Coverage	✓ Securities-based Lending		
			✓ Financial Planning in Market		
			✓ Estate Planning in Market		
			✓ Concierge Private Banking		
			✓ Trust / Fiduciary Services		
			✓ Tactical & Thematic Portfolio		

New Products Since 2020

Texas Capital Bancshares, Inc.

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8 9.4 10.2 10.5 10.7 11.1 11.5 10.5 11.1 13.0 12.0 0.9 2.0 1.6 1.5 1.5 1.5 1.4 1.5 1.7 1.8 1.8 2.7 2.7 2.7 2.7 2.5 2.6 3.0 CET1 Tier 1 Capital Tier 2 Capital 79 73 83 80 81 85 95 81 84 81 76 73 72 73 76 81 82 TCBI Peer Median 9.2 11.4 7.0 8.5 7.9 5.4 4.3 3.6 5.0 3.2 3.4 3.8 3.7 3.6 3.6 3.6 3.4 3.6 0 2,000,000,000 4,000,000,000 6,000,000,000 8,000,000,000 10,000,000,000 12,000,000,000 14,000,000,000 16,000,000,000 Cash & Equivalents Securities 2.1 2.5 2.6 2.5 2.9 3.6 4.5 6.5 5.2 2.8 2.9 3.4 3.5 3.7 3.6 4.1 3.9 Peer MedianTCBI Financially Resilient Balance Sheet Total Capital Trends (%) Cash and Securities ($B)Total LHI / Deposit (%) CET1 Peer Median2 (%) 12.0 12.1 12.0 12.0 11.8 11.4 11.1 11.0 ACL on Loans / Total LHI (%) TCBI 1.04 0.99 0.93 0.93 0.93 0.97 0.95 1.19 1.31 Peer Median2 1.47 1.40 1.31 1.26 1.19 1.13 1.09 1.09 Cash and Securities / Total Assets (%) TCBI 33 37 31 34 33 29 24 23 30 Peer Median2 28 31 32 34 34 31 28 25  Disciplined and analytically rigorous approach to managing capital base to drive long-term shareholder value  Poorly returning capital continues to mature enabling reinvestment into opportunities with higher risk-adjusted returns  Executed share repurchases in 2022 at levels that generated EPS accretion and were neutral to TBVPS  Multi-year portfolio de-risking benefits are evident today and position the Firm well for the future  Established a dual risk rating system, ensuring newly originated credits align client selection and underwriting  ACL on Loans to LHI increased 38 bps, or $41.6 million since Q4 2021; 49 bps greater than CECL Day 1  Meaningful reduction of high-cost deposits resulting in an increasingly efficient balance sheet and appropriate levels of liquidity  Well-positioned loan to deposit ratio supports next phase of strategy execution Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 12.1 2023 Target 14.0 14.8 14.9 15.3 15.7 14.4 15.2 17.7 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 ACL on Loans / Non-Accrual LHI (x) 2 2

9 Balance Sheet FY Average Liquidity Assets10 (% of Total Average Assets) 28% 37% 27% >20% FY Average Indexed Deposits (% of Total Deposits) 36% 27% 18% <15% Where We Started Where We Are Going Performance Metrics 2020 2021 2022 2025 Return on Average Assets 0.18% 0.67% 1.04% >1.10% Return on Average Tangible Common Equity11 2.1% 8.4% 11.4% >12.5% Adj. Return on Average Assets12 0.33% 0.69% 0.55% >1.10% Adj. Return on Average Tangible Common Equity11 4.2% 8.7% 5.8% >12.5% CET1 9.4% 11.1% 13.0% 9%–10% Where We Started Where We Are Going Income Statement 2020 2021 2022 2025 Investment Banking and Trading Income (% of Total Revenue) 2.2% 2.7% 2.9% ~10% Treasury Product Fees7 (% of Total Revenue) 1.4% 2.5% 2.4% ~5% Non-interest Income (% of Total Revenue) 19.3% 15.2% 28.5% 15%–20% Investment Banking and Trading Income (% of Adj. Total Revenue8) 2.5% 2.8% 3.6% ~10% Treasury Product Fees7 (% of Adj. Total Revenue8) 1.6% 2.6% 3.0% ~5% Adj. Non-interest Income9 (% of Adj. Total Revenue8) 11.2% 13.4% 10.3% 15%–20% 2021 Strategic Update Performance Drivers Talent Frontline Talent Growth 1.0x 1.4x 1.7x 2.3x Frontline Talent Growth Excl BDCF 1.0x 1.4x 1.9x 2.3x

Focused Coverage and Enhanced Product and Services

Business, Middle Market & Corporate Banking

- Geographic and industry specific coverage now in place with a more normalized pace of hiring going forward
- Clear strategic direction aligning clients to bankers with a solution set tailored to their unique needs
- Robust weekly pipeline meetings to focus resources on delivering exceptional client outcomes
- Routine and intentional calling with Treasury Solutions and Investment Banking Partners to deliver the whole Firm

Financial Performance (Period End)	Q4 '21	Q1 '22	Q2 '22	Q3 '22	Q4 '22	FY 2021	FY 2022	FY Growth
Business, Middle Market, and Corporate Banking Talent	1.7x	2.1x	2.3x	2.5x	2.5x	1.7x	2.5x	
Business, Middle Market, and Corporate Banking Deposits ($B)	$7.7	$7.1	$7.3	$6.9	$6.6	$7.7	$6.6	(14%)
C&I Loans[1] ($B)	$7.8	$8.1	$9.4	$10.0	$10.1	$7.8	$10.1	29%
Real Estate Loans ($B)	$4.8	$4.9	$5.1	$5.0	$5.2	$4.8	$5.2	9%

Treasury Solutions

- FY Treasury Product Fees are up 27% YoY; Service Charges +23% and Other Fees +48%
- Expanded products and differentiated onboarding solutions coming on-line in 1H23

Private Wealth

- AUM grew 11% YoY from strong organic growth despite negative markets (S&P -19%)
- Wholesale platform enhancement targeted for completion by mid-2023

Investment Banking

- Advised sale of BDCF validating M&A expertise; FY IB and Trading Revenue +43% YoY
- Expanding full-year pipelines suggest increasing contribution, though not evenly distributed by quarter

Financial Performance	Q4 '21	Q1 '22	Q2 '22	Q3 '22	Q4 '22	FY 2021	FY 2022	FY Growth
Assets Under Management ($B)	$2.7	$2.7	$2.6	$2.6	$3.0	$2.7	$3.0	11%
Treasury Product Fees[7] ($M)	$6.0	$7.4	$7.6	$7.4	$7.0	$23.1	$29.4	27%
Wealth Management & Trust Fee Income ($M)	$3.8	$3.9	$4.1	$3.6	$3.4	$13.2	$15.0	14%
Investment Banking and Trading Income ($M)	$6.5	$4.2	$11.1	$7.8	$11.9	$24.4	$35.1	43%
Income From Areas of Focus ($M)	**$16.3**	**$15.5**	**$22.8**	**$18.9**	**$22.4**	**$60.7**	**$79.5**	**31%**

Texas Capital Bancshares, Inc.
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Financial Performance

Financial Highlights ($M)	2021	2022	Adjusted (Non-GAAP)[12] 2021	Adjusted (Non-GAAP)[12] 2022	Q4 2021	Q3 2022	Q4 2022	Adjusted (Non-GAAP)[12] Q3 2022	Adjusted (Non-GAAP)[12] Q4 2022
Net Interest Income	$768.8	$875.8	$768.8	$875.8	$194.0	$239.1	$247.6	$239.1	$247.6
Non-Interest Revenue	138.2	349.5	138.2	101.0	31.5	25.3	277.7	25.3	29.2
Total Revenue	907.1	1,225.3	907.0	976.8	225.5	264.4	525.3	264.4	276.7
Non-Interest Expense	599.0	727.5	587.0	680.1	146.6	197.0	213.1	180.4	182.3
PPNR[13]	308.1	497.8	320.0	296.6	78.8	67.4	312.2	84.0	94.4
Provision for Credit Losses	(30.0)	66.0	(30.0)	66.0	(10.0)	12.0	34.0	12.0	34.0
Income Tax Expense	84.1	99.3	86.8	53.9	23.7	13.9	60.9	17.7	11.8
Net Income	253.9	332.5	263.2	176.8	65.1	41.4	217.3	54.3	48.6
Preferred Stock Dividends	18.7	17.3	18.7	17.3	4.3	4.3	4.3	4.3	4.3
Net Income to Common	235.2	315.2	244.5	159.5	60.8	37.1	212.9	50.0	44.3
Performance Metrics									
Return on Average Assets	0.67%	1.04%	0.69%	0.55%	0.69%	0.52%	2.80%	0.68%	0.63%
PPNR[13] / Average Assets	0.81%	1.55%	0.84%	0.93%	0.84%	0.84%	4.03%	1.05%	1.22%
Efficiency Ratio[14]	66%	59%	65%	70%	65%	75%	41%	68%	66%
Return On Average Common Equity	8.35%	11.33%	8.68%	5.73%	8.36%	5.36%	30.66%	7.23%	6.38%
Earnings Per Share	$4.60	$6.18	$4.78	$3.13	$1.19	$0.74	$4.23	$0.99	$0.88
Book Value per Share	$57.48	$56.48			$57.48	$51.82	$56.48		
Tangible Book Value per Share[3]	$57.14	$56.45			$57.14	$51.48	$56.45		

Non-GAAP Adjustments[12] ($M)	2021	2022
Non-interest Revenue	138.2	349.5
Gain on Sale of BDCF	0.0	248.5
Non-interest Revenue, Adjusted	138.2	101.0
Non-interest Expense	599.0	727.5
Software Write-Offs	12.0	0.0
Transaction Costs	0.0	29.6
Restructuring Expenses	0.0	9.8
Charitable Contribution	0.0	8.0
Non-Interest Expense, Adjusted	587.0	680.1

Non-GAAP Adjustements[12] ($M)	Q3 2022	Q4 2022
Non-interest Revenue	25.3	277.7
Gain on Sale of BDCF	0.0	248.5
Non-interest Revenue, Adjusted	25.3	29.2
Non-interest Expense	197.0	213.1
Transaction Costs	16.7	13.0
Restructuring Expenses	0.0	9.8
Charitable Contribution	0.0	8.0
Non-Interest Expense, Adjusted	180.4	182.3

Texas Capital Bancshares, Inc.
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12 $7.8 $8.1 $9.4 $10.0 $10.1 $2.7 $2.9 $3.1 $3.1 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q4 2022 EOP $7.9 $5.7 $5.9 $5.3 $4.3 $4.1 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $4.8 $4.9 $5.1 $5.0 $5.2 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 51% 47% 49% 51% 53% 55% 57% 59% 61% Loan Portfolio Average Mortgage Finance Loans ($B) Period End Loan Trends (excl. PPP) ($B) Utilization Rates15  C&I Loans1 grew $143 million or 1% QoQ  Real Estate Loans grew modestly at 4% QoQ as slowing payoffs offset reduction in client demand; thru-cycle strategy centered on client selection and adherence to proven concentration guidelines  In the industry-wide contracting market, average Mortgage Finance Loans declined 19% QoQ; rate driven impacts pronounced amidst seasonal weakness Real Estate Loans 52% LTM Average C&I Loans1 Insurance Premium Finance Loans

13 Q4 2022 EOP $6.3 $6.4 $6.6 $6.5 $6.3 $6.0 $9.5 $7.8 $7.1 $5.7 $5.3 $3.6 $0.9 $0.7 $0.6 $1.4 $1.3 $1.1 $13.9 $13.2 $10.7 $12.0 $12.0 $12.2 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q4 2022 Non-interest Bearing, excl MF Mortgage Finance Non-interest Bearing Interest Bearing Brokered Interest Bearing 0.19% 0.20% 0.33% 0.93% 1.53% 0.28% 0.30% 0.47% 1.04% 1.62% 0.39% 0.40% 0.73% 1.79% 2.87% Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 0.39% 2.68% 0.39% 2.87% 0.19% 1.53% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $15.8 $12.2 $11.6 $9.6 $7.6 $9.3 $9.9 $10.3 $7.2 $4.1 $3.4 $3.0 Q4 2021 Q3 2022 Q4 2022 Q4 2022 EOP Deposits and Fundings Funding CostsAverage Deposit Composition ($B) Non-interest Bearing Indexed  Funding base continuing multi-year transition to target state composition  Seasonality related to tax payments from escrow accounts drove a decline in Mortgage Finance deposits in Q4; balances anticipated to rebuild beginning in January  Indexed deposits reduced by $788 million in Q4 2022 and down $4.3 billion YoY; represents 13% of total deposits and below long-term target level of 15%  Average Cost of Total Deposits increased 60 bps QoQ; a cumulative beta of 32% since the beginning of the current tightening cycle  57% cumulative beta in the last tightening cycle (Sep-15 to Jun-19) Interest Bearing Average Deposit Trends ($B) 23% 25% 52% $30.6 $25.6 $30.6 $28.1 $25.0 $25.6 Current Cycle Rates Paid Betas16 Int. Bearing Rate Int. Bearing excl. Indexed Rate Fed Funds Upper TargetTotal Deposit Rate 16% 36% 48% Cumulative Betas 58% 54% 32% Avg Cost of Total Deposits Avg Cost of Int. Bearing Deposits Total Cost of Funds $24.9 $22.9 $24.9 $22.9 13% 40% 47% 5

Net Interest Income Sensitivity

Standard Model Assumptions
100bp & 200bp Parallel Shocks

- **Loan Balances:** Static
- **Deposit Balances:** Static
  - **Indexed Deposits:** Ratio held constant at 13%
- **Loan Spreads:** Current Levels
- **Total Deposit Beta:** ~50%
- **Investment Portfolio:** Ratio held constant

Loan Repricing Detail // Gross LHI excl. Mortgage Finance

($15.3B)	Q4 2022
Fixed	**7%**
Prime	18%
1 Month	68%
3 Month	5%
6 Month	2%
Variable	**93%**
Total	**100%**

TCBI NII Sensitivity ($M)



$49
6.8%
$125
17.4%
(9.9%)
$(104)
Q4 2021
$77
7.3%
$135
12.9%
(10.2%)
$(99)
Q3 2022
$77
8.0%
$140
14.5%
Q4 2022
-100bps Shock
+100bps Shock
+200bps Shock

Base NII[17]	$718M	$1,045M	$966M

Hedging Profile

($M)	Notional Balance	Fixed Rate
Q2 2022	$750	5.01%
Q3 2022	$3,000	3.61%
Q4 2022	$3,000	3.61%
2023	$3,000	3.61%
2024	$2,750	3.54%

- The asset sensitivity profile of the bank increased QoQ driven by the increase in cash balances related to sale of BDCF and the continued remixing of the deposit base
  - $255 million of securities purchased during the quarter at a yield of 4.7% reduced asset sensitivity by ~25bps
- Actions create a more stable medium-term NIM profile, while lowering rates-fall risk
- LHI excl. Mortgage Finance: 7% fixed / 93% variable
- $4.4 billion (29%) of LHI excl. Mortgage Finance have contractual floors
  - All loans with floors are acting as variable rate loans

- Mortgage Finance represents 21% of the total Loan portfolio with the majority tied to 1-month SOFR which rose 159 bps in Q4 2022
- Overall Mortgage Finance NII will not be as sensitive to changes in index rates as the rest of the portfolio due to the pricing dynamic of the associated deposits held in non-interest bearing accounts
- Bank's overall Net Interest Income sensitivity (8.0%, $77 million and 14.5%, $140 million at Q4 2022) inclusive of Mortgage Finance NII impact

Texas Capital Bancshares, Inc.
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15 $31.5 $20.3 $26.2 $25.3 $29.2 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $248.5 Q4-2022 Earnings Overview $89.1 $100.1 $103.9 $115.6 $101.5 $57.6 $53.0 $60.4 $64.7 $80.9 $16.7M $30.7M Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022Deposit Service Charges Investment Banking and Trading Wealth Management Net Interest Income ($M) Non-Interest Income ($M) Fee Income Detail ($M) Net Interest Margin ($M) Non-interest Expense ($M) $239.1 $(38.3) $51.9 $(0.7) $36.3 $(35.8) $(4.9) $247.6 Q3 2022 Loan Volume Loan Yield Loan Fees Investment Securities & Cash Deposits Borrowings Q4 2022 $4.7 $5.7 $5.1 $3.8 $3.6 $3.4 $6.5 $7.8 $11.9 $146.6 $153.1 $164.3 $197.0 $213.1 61% 65% 63% 59% 48% 39% 35% 37% 33% 38% 8% 14% Salaries & Benefits Non-Recurring Items12Other NIE % of Adj Total Revenue12 14% 10% 11% 10% 11% $194.0 $183.5 $205.5 $239.1 $247.6 2.12% 2.23% 2.68% 3.05% 3.26% Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Net Interest Income Net Interest Margin Q4 2021 Q4 2022Q3 2022 Non-interest Income Gain on Sale of BDCF

Q4-2022 Earnings Overview

Allowance for Credit Loss Reserve Ratios


1.34%
1.51%
1.60%
ACL on Loans excl MF5 / Loans HFI excl MF5
2.9 x
6.5 x
5.2 x
ACL on Loans / Non-accrual Loans HFI
Q4 2021
Q3 2022
Q4 2022

Asset Quality Ratios


NPAs / Total Assets
NCOs / Avg. LHI
Criticized / LHI
2.56%
2.20%
2.51%
2.45%
2.66%
0.21%
0.19%
0.16%
0.12%
0.17%
0.02%
(0.01%)
0.05%
0.05%
0.31%

	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
Charge-offs ($M)	$3.8	$0.5	$2.9	$3.1	$17.1
Recoveries ($M)	$2.7	$1.0	$0.2	$0.4	$2.1

Special Mention Composition ($M)


$155.1
45%
18%
37%
$162.8
40%
60%
$154.3
50%
4%
46%
$263.3
38%
62%
$258.0
33%
67%
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Commercial
Mortgage Finance
Energy
Real Estate

Substandard Composition ($M)


$427.8
46%
9%
45%
$313.2
41%
8%
51%
$449.2
28%
4%
32%
36%
$220.7
24%
6%
2%
68%
$255.1
23%
4%
73%
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Commercial
Mortgage Finance
Energy
Real Estate

- Reserves to loans coverage ratio as a percent of LHI in the top 20 percent among peers
- ACL on Loans, excl. Mortgage Finance increased to $242.7 million in Q4 2022 from $224.5 million in Q3 2022 due to modest portfolio growth coupled with observed migration trends
- Enterprise disciplines supporting a values-driven credit culture, driving criticized loans down 12% YoY
- $15 million of net charge-offs recorded for the quarter as expected losses on legacy credits moved closer to resolution
- Downward grade migrations to special mention and substandard in Q4 2022 predominantly related to Commercial clients with consumer dependencies
  - Substandard loans increased $34.4 million, or 16%, QoQ
  - Total criticized loans increased 6% to $513.2 million from $484.0 million in Q3 2022

Texas Capital Bancshares, Inc.

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17 11.06% 11.45% 10.46% 11.08% 13.00% 12.00% 1.54% 1.58% 1.45% 1.51% 1.67% 2.72% 2.65% 2.51% 2.66% 3.03% Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $57.14 $54.68 $53.93 $51.48 $56.45$57.48 $55.02 $54.27 $51.82 $56.48 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 8.33% 8.93% 8.32% 8.45% 9.69% 8.38% 8.98% 8.37% 8.50% 9.70% Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 2023 Target Q4-2022 Earnings Overview Regulatory Capital Levels Tangible Common Equity / Tangible Assets4 Tangible Book Value per Share3 Period End AOCI ($M) $(47.7) $(205.4) $(272.2) $(435.4) $(418.9) 15.32% 15.68% 14.42% 15.25% 17.70% CET1 Tier 2 CapitalTier 1 Capital AOCI per Share $0.94 $4.05 $5.46 $8.73 $8.59  Capital is at record levels with CET1, Total Capital Ratio and Total Common Equity / Total Assets in top decile of peer group2  Capital discipline demonstrated through 2022  Q4 2022 repurchased 1.1 million shares (2% of prior quarter common stock) at a weighted average price of $57.20  In 2022 repurchases totaled 2.1 million shares at a weighted average price of $55.35 (4% of year-end 2021 common stock)  Board authorized new repurchase plan of $150 million  Tangible Common Equity / Tangible Assets4 finished the quarter at 9.69%, an important characteristic of our financially resilient business model and a key metric as we manage the balance sheet through-cycle  Tangible Book Value per Share3 grew 10% QoQ primarily due to the realized gain on the sale of BDCF paired with a modest improvement in AOCI of $16 million from the prior quarter Tangible Common Equity / Tangible Assets4 Common Equity / Total Assets Peer2 Tangible Common Equity / Tangible Assets4 8.0% 7.6% 7.2% 6.8% Tangible Book Value per Share3 Book Value per Share

18 Full Year 2023 Guidance Full Year 2023 Guidance Total Revenue Mid Teens % Growth Non-Interest Expense, Adjusted12 Low Double Digit % Growth Quarterly Operating Leverage (YoY Growth in Quarterly PPNR13) Maintain Cash & Total Securities (% of Total Assets) >20% 2023 CET1 Target Medium Term CET1 Target >12% >10%  Forward curve18 assumes a peak Fed Funds of 5.25% and a 2023 exit rate of 4.75%  Assumes tax rate of 25% in 2023  Non-interest expense growth guidance excludes 2022 non-recurring expenses Guidance Commentary

19 1. C&I Loans includes Commercial and Energy loans and excludes PPP loans and Insurance Premium Finance Loans (in periods prior to divestiture in Q4 2022) 2. Compared to major exchange traded peer banks with $20-100 billion in assets as of Q3 2022, excluding PR headquartered banks and merger targets Source: S&P Capital IQ Pro 3. Stockholders’ equity excluding preferred stock, less goodwill and intangibles (Q3 2022 includes $15.5 million BDCF goodwill and intangibles reclassed to other assets held for sale), divided by shares outstanding at period end 4. Stockholders’ equity excluding preferred stock, less goodwill and intangibles (Q3 2022 includes $15.5 million BDCF goodwill and intangibles reclassed to other assets held for sale), divided by Total Assets, less goodwill and intangibles (Q3 2022 includes $15.5 million of BDCF goodwill and intangibles reclassed to other assets held for sale) 5. “MF” used as abbreviation for Mortgage Finance 6. See slide: Appendix // Correspondent Lending Historical Contribution 7. Includes service charges on deposit accounts, as well as fees related to our commercial card program, merchant transactions, wire fees, and FX transactions, all of which are included in other non- interest income and totaled $3.1 million for FY 2020, $4.4 million for FY 2021, $6.5 million for FY 2022 and $1.3 million, $1.3 million, $1.6 million, $1.7 million, and $1.9 million for Q4 2021, Q1 2022, Q2 2022, Q3 2022, and Q4 2022, respectively 8. Adj. Total Revenue in 2020 and 2021 excludes Correspondent Lending and in 2022 excludes the $248.5 million gain on sale of BDCF; See slide: Appendix // Correspondent Lending Historical Contribution 9. Adj. Non-interest Income in 2020 and 2021 excludes Correspondent Lending and Adj. Non-interest Income in 2022 excludes the $248.5 million gain on sale of BDCF; See slide: Appendix // Correspondent Lending Historical Contribution 10. Includes interest-bearing cash and cash equivalents and investment securities, excluding held-to-maturity debt securities 11. See slide: Non-GAAP Reconciliation // Return on Average Tangible Common Equity (ROATCE) 12. See slide: Non-GAAP Reconciliation // 2020, 2021, and 2022 Adjusted Earnings 13. Net interest income and non-interest income, less non-interest expense 14. Non-interest expense divided by the sum of net interest income and non-interest income 15. Outstanding loans divided by total commitments excluding Mortgage Finance Loans and leases 16. Beta taken as the difference of Q4 2022 and Q4 2021 cost of total deposits, cost of interest-bearing deposits, and cost of indexed deposits divided by the change in fed funds upper target over the same period 17. Baseline scenarios hold constant balances, market rates, and assumptions as of period end reporting 18. Forward curve as of January 3, 2023 Appendix // Footnotes

20 Appendix // Correspondent Lending Historical Contribution Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 LHS (Average) LHS (Period-end) $70.6M $75.5M $95.3M $105.4M $121.1M $1.3M $1.2M $0.0M Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 MSR (Period-end) Risk Weighted ~50% Risk Weighted 250% ($M) Q1 2020 Q2 2020 Q3 2020 Q4 2020 FY 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 FY 2021 Net Interest Income 24.5 1.5 2.8 1.4 30.2 0.9 0.3 0.0 0.0 1.2 Non-interest Income Brokered Loan Fees 2.6 2.8 5.8 3.9 15.1 2.2 0.7 0.0 0.0 2.9 Servicing Income 4.6 5.9 7.1 8.6 26.2 8.8 5.7 0.0 0.0 14.5 Gain/(Loss) on Sale of LHS (13.0) 39.0 25.2 6.8 58.0 5.6 (3.1) (1.2) 0.0 1.3 Non-Interest Expense Salaries & Benefits 3.6 3.5 4.5 3.4 15.0 3.0 3.1 0.4 0.3 6.8 Marketing 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Legal & Professional 0.8 0.6 0.8 0.9 3.1 1.0 0.8 0.3 0.2 2.3 Communications & Tech 0.7 1.4 1.0 1.0 4.1 0.4 0.3 1.3 0.5 2.5 Servicing-Related Expenses 16.4 20.1 12.3 15.9 64.7 13.0 12.4 2.4 0.0 27.8 Other Expense 0.5 0.5 0.4 0.7 2.1 0.7 0.6 0.6 0.2 2.1

21 Non-GAAP Reconciliation // Return on Average Tangible Common Equity (ROATCE) 2020 ($M) 2021 ($M) 2022 ($M) As Reported Adjusted1 As Reported Adjusted1 As Reported Adjusted1 Net Income to Common $56.5 $112.6 $235.2 $244.5 $315.2 $159.5 Average Common Equity $2,686.7 $2,686.7 $2,815.7 $2,815.7 $2,783.3 $2,783.3 Less: Average Goodwill and Intangibles 17.9 17.9 17.4 17.4 14.5 14.5 Average Tangible Common Equity $2,668.8 $2,668.8 $2,798.3 $2,798.3 $2,768.8 $2,768.8 ROACE 2.1% 4.2% 8.4% 8.7% 11.3% 5.7% ROATCE 2.1% 4.2% 8.4% 8.7% 11.4% 5.8% ROATCE is a non-GAAP financial measure. ROATCE represents the measure of net income available to common shareholders as a percentage of average tangible common equity. ROATCE is used by management in assessing financial performance and use of equity. A reconcilement of ROATCE to the most directly comparable U.S. GAAP measure, ROACE, for all periods presented below. (1) See slide Non-GAAP Reconciliation // 2020, 2021, and 2022 Adjusted Earnings

Non-GAAP Reconciliation // 2020, 2021, and 2022 Adjusted Earnings

Adjusted line items are non-GAAP financial measures that management believes aids in the discussion of results. A reconcilement of these adjusted items to the most directly comparable U.S. GAAP measures for all periods presented below.

($M, Except per Share)	Q4 2021	Q3 2022	Q4 2022	2020	2021	2022
Net Interest Income	$194.0	$239.1	$247.6	$851.3	$768.8	$875.8
Non-interest Revenue	31.5	25.3	277.7	203.0	138.2	349.5
Adjustments for Non-Recurring Items:						
Gain on Sale of BDCF	0.0	0.0	(248.5)	0.0	0.0	(248.5)
Non-interest Revenue, Adjusted	31.5	25.3	29.2	203.0	138.2	101.0
Non-interest Expense	146.6	197.0	213.1	704.4	599.0	727.5
Adjustments:						
Software Write-offs	0.0	0.0	0.0	(36.0)	(12.0)	0.0
Transaction Costs	0.0	(16.7)	(13.0)	(17.8)	0.0	(29.6)
Restructuring Expenses	0.0	0.0	(9.8)	(18.0)	0.0	(9.8)
Charitable Contribution	0.0	0.0	(8.0)	0.0	0.0	(8.0)
Non-interest Expense, Adjusted	146.6	180.4	182.3	632.6	587.0	680.1
PPNR[13]	78.8	67.4	312.2	349.9	308.1	497.8
PPNR[13], Adjusted	78.8	84.0	94.4	421.7	320.0	296.6
Provision for Credit Losses	(10.0)	12.0	34.0	258.0	(30.0)	66.0
Income Tax Expenses	23.7	13.9	60.9	25.7	84.1	99.3
Tax Impact of Adjustments Above	0.0	3.8	(49.2)	15.6	2.7	(45.4)
Income Tax Expense, Adjusted	23.7	17.7	11.8	41.3	86.8	53.9
Net Income	65.1	41.4	217.3	66.3	253.9	332.5
Net Income, Adjusted	65.1	54.3	48.6	122.4	263.2	176.8
Preferred Stock Dividends	4.3	4.3	4.3	9.8	18.7	17.3
Net Income to Common	60.8	37.1	212.9	56.5	235.2	315.2
Net Income to Common, Adjusted	60.8	50.0	44.3	112.6	244.5	159.5
Average Assets	$37,239.7	$31,813.9	$30,738.4	$37,516.2	$38,140.3	$32,049.8
Return on Average Assets	0.69%	0.52%	2.80%	0.18%	0.67%	1.04%
Return on Average Assets, Adjusted	0.69%	0.68%	0.63%	0.33%	0.69%	0.55%
PPNR[13] / Average Assets	0.84%	0.84%	4.03%	0.93%	0.81%	1.55%
PPNR[13], Adjusted / Average Assets	0.84%	1.05%	1.22%	1.12%	0.84%	0.93%
Average Common Equity	$2,887.7	$2,745.0	$2,755.8	$2,686.7	$2,815.7	$2,783.3
Return on Average Common Equity	8.36%	5.36%	30.66%	2.10%	8.35%	11.33%
Return on Average Common Equity, Adjusted	8.36%	7.23%	6.38%	4.19%	8.68%	5.73%
Diluted Common Shares	51,208,161	50,417,884	50,282,663	50,582,979	51,140,974	51,046,742
Earnings per Share	$1.19	$0.74	$4.23	$1.12	$4.60	$6.18
Earnings per Share, Adjusted	$1.19	$0.99	$0.88	$2.23	$4.78	$3.13

Texas Capital Bancshares, Inc.

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